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                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


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Check the appropriate box:
/_/ Preliminary Proxy Statement
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/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to
    Section 240.14a-11(c)
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/_/ Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))


                       Wallace Computer Services, Inc.
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               (Name of Registrant as Specified In Its Charter)

                          Moore Corporation Limited

                                  FRDK, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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    /_/ Fee computed on table below per Exchange Act Rules
        14a-6(i)(4) and 0-11.

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

                    [MOORE CORPORATION LIMITED LETTERHEAD]


                                                               November 24, 1995


DEAR WALLACE SHAREHOLDER:

     With only a short time remaining until Wallace's Annual Meeting, we wanted to once again thank you for your support, particularly those who tendered 73.5% of Wallace's outstanding shares. Now, it is important to remember that whether you tendered or not, you must once again show your support by voting the GOLD proxy card promptly.

     Clearly, the Wallace Board continues to ignore the powerful message from its own shareholders that you want them to meet with us immediately to conclude a transaction that serves the best interests of Wallace and its shareholders. Instead of responding to your wishes, they remain firmly entrenched and bent on preserving their independence no matter what the cost to you.

     WE BELIEVE WALLACE'S DIRECTORS ARE SIMPLY IGNORING THE REALITY THAT THE VAST MAJORITY OF THEIR SHAREHOLDERS HAVE SAID THAT A TRANSACTION WITH MOORE WILL PROVIDE GREATER VALUE THAN AN INDEPENDENT WALLACE.

     Ask yourself, why does the Wallace Board refuse to sit down with us? Why do they refuse to share the basis of their earnings and projections?

     In our opinion, only Wallace's Board will benefit from remaining independent. Do not let them hide behind their anti-takeover defenses. We need your support to get the 80% vote necessary to remove the Board and rescind the poison pill so that we will be able to purchase your shares.

     WE URGE YOU TO VOTE "FOR" MOORE'S NOMINEES AND "FOR" OUR THREE PROPOSALS TODAY BY SENDING IN YOUR GOLD CARD. DO NOT RETURN ANY WHITE CARD YOU MAY RECEIVE FROM WALLACE.

     Do not underestimate the importance of your vote, no matter how many or how few shares you may own. We need the vote of all of those who tendered plus just a few percent more if we are to succeed in overcoming Wallace's supermajority provision.

     If you have questions about voting your shares, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885.

     Thank you for your continued support.

                                         Sincerely,

                                         /s/ RETO BRAUN

                                         RETO BRAUN
                                         Chairman & CEO